Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ads-Tec Energy PLC

Dublin, Ireland

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of Ads-Tec Energy PLC, of our report dated April 28, 2022, relating to the consolidated financial statements of Ads-Tec Energy PLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

May 17, 2022